As filed with the U.S. Securities and Exchange Commission on February 5, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BBB Foods Inc.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands (State or Other Jurisdiction of Incorporation or Organization)	5411 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Av. Presidente Masaryk 8

Polanco V Sección, Miguel Hidalgo

Mexico City, Mexico 11560

+52 (55) 1102-1200

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th floor

New York, NY 10168

+1 (212) 947-7200

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

S. Todd Crider Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 + 1 (212) 455-2000	Jorge U. Juantorena Manuel Silva Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 +1 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284668

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

i

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the U.S. Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-284668) of BBB Foods Inc. (the “Registrant”), including the exhibits thereto, which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on February 5, 2025, are incorporated by reference into this Registration Statement (the “Prior Registration Statement”).

The Registrant is filing this Registration Statement for the sole purpose of increasing the number of Class A common shares to 24,150,000 shares offered by the selling shareholders, which represents an increase of 4,025,000 with respect to the number of Class A common shares reflected in the Prior Registration Statement, and which includes 3,150,000 Class A common shares that are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common shares. The additional shares that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.01	Opinion of Conyers Dill & Pearman, British Virgin Islands counsel to the registrant as to the validity of the Class A common shares

23.01	Consent of PricewaterhouseCoopers, S.C.

23.02	Consent of Conyers Dill & Pearman (included in Exhibit 5.01)

24.01*	Powers of attorney (included on signature page to the registration statement)

107	Filing Fee Table

* Previously filed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-284668 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index set forth herein, which are filed herewith.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on February 5, 2025.

BBB Foods Inc.

By:	/s/ K. Anthony Hatoum
Name: K. Anthony Hatoum
Title: Chief Executive Officer and Chairman

By:	/s/ Eduardo Pizzuto
Name: Eduardo Pizzuto
Title: Chief Financial Officer and Investor
Relations Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 5, 2025.

Name		Title

By:	/s/ K. Anthony Hatoum	Chief Executive Officer and Chairman
	Name: K. Anthony Hatoum	(principal executive officer)

By:	/s/ Eduardo Pizzuto	Chief Financial Officer and Investor Relations
	Name: Eduardo Pizzuto	(principal financial officer and principal accounting officer)

By:	*	Director
Name: Nicole Reich

By:	*	Director
Name: Dan Gertsacov

By:	*	Director
Name: Jean-François Le Ruyet

By:	*	Director
Name: Alexander Fuster

By:	*	Director
Name: Juan Pablo Cappello

By:	*	Director
Name: Sami Khouri

By:	*	Director
Name: Alexis Meffre

By:	*	Director
Name: Stephanie Martinez

*By:	/s/ Eduardo Pizzuto
Name: Eduardo Pizzuto
Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, on February 5, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President